Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2014 RESULTS
SUNNYVALE, CALIF. January 13, 2015 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2014 financial results ahead of its participation at the 33rd Annual JP Morgan Healthcare Conference on January 13, 2015, in San Francisco, California.
The Company expects GAAP revenue for the fourth quarter of 2014 of approximately $605 million, up approximately 5% from $576 million for the fourth quarter of 2013. The Company expects GAAP revenue for the year ended December 31, 2014 to total approximately $2.1 billion, down approximately 6% from $2.3 billion for the year ended December 31, 2013. The Company expects non-GAAP revenue for the fourth quarter of 2014 of approximately $601 million, which excludes approximately $4 million of revenue associated with da Vinci Xi trade-out offers. The unaudited preliminary results are prior to the completion of our annual independent audit and therefore are subject to adjustment.
Preliminary fourth quarter 2014 instruments and accessories revenue on a GAAP basis is expected to increase approximately 5% to approximately $281 million from $268 million during the fourth quarter of 2013. Full year 2014 GAAP instruments and accessories revenue is expected to increase approximately 4% to approximately $1.1 billion. Fourth quarter and full year 2014 instruments and accessories revenue growth was driven primarily by da Vinci procedure growth.
In 2014, approximately 570,000 surgical procedures were performed with the da Vinci Surgical System, up 9% compared to approximately 523,000 procedures performed in 2013. The growth in overall 2014 procedure volume was driven by the growth in U.S. general surgery procedures and worldwide urologic procedures. da Vinci procedures increased approximately 10% for the fourth quarter of 2014 compared to the fourth quarter of 2013. The Company expects 2015 procedure growth of approximately 7% to 10%.
Preliminary fourth quarter 2014 da Vinci Surgical Systems revenue on a GAAP basis is expected to increase approximately 5% to approximately $214 million from $205 million during the fourth quarter of 2013. Fiscal year 2014 systems revenue is expected to decrease approximately 24% to approximately $633 million from $835 million in fiscal year 2013. The Company placed 137 da Vinci Surgical Systems during the fourth quarter of 2014, compared with 138 systems during the fourth quarter of 2013. The Company placed 431 da Vinci Surgical Systems during 2014, compared with 546 systems during 2013.
Preliminary fourth quarter 2014 GAAP service revenue is expected to increase approximately 6% to approximately $110 million from $103 million during the fourth quarter of 2013. Preliminary full year 2014 service revenue is expected to increase approximately 8% to approximately $429 million from $397 million during 2013.
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive Surgical website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.
Intuitive is scheduled to present at the 2015 JP Morgan Healthcare Conference on January 13, 2015, at 3:30 p.m. Pacific Time. Intuitive is scheduled to report its fourth quarter 2014 results in a conference call on January 22, 2015, at which point the Company will discuss the 2014 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive Surgical website.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (Nasdaq: ISRG), headquartered in Sunnyvale, Calif., is the global leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures and markets the da Vinci Surgical System. Intuitive Surgical’s mission is to extend the benefits of minimally invasive surgery to those patients who can and should benefit from it.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist® instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company's unaudited preliminary financial results, procedure counts for the fourth quarter and full year 2014, and expected procedure growth during 2015. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: completion of the Company's final closing procedures; final adjustments and other developments that may arise in the course of audit procedures; the impact of global and regional economic and credit market conditions on health care spending; health care reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; timing and success of product development and market acceptance of developed products; procedure counts; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which we operate; unanticipated manufacturing disruptions or the inability to meet demand for products; the results of legal proceedings to which we are or may become a party; product liability and other litigation claims; adverse publicity regarding the Company and the safety of our products and adequacy of training; our ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in our report on Form 10-K for the year ended December 31, 2013, as updated by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

About Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure - non-GAAP revenue. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”).
We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP revenue. We define non-GAAP revenue as revenue excluding the impact of reserve adjustments recorded in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that are accounted for as a right of return.